Exhibit 8.2

Skadden, Arps, Slate, Meagher & Flom llp
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January 17, 2025

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special tax counsel to Liberty Broadband Corporation, a Delaware corporation (the “Company”), in connection with the proposed combination of the Company with Charter Communications, Inc., a Delaware corporation (“Parent”), by way of the merger of Fusion Merger Sub 2, Inc., a Delaware corporation (“Merger Sub”), with and into the Company, with the Company surviving, followed by the merger of the Company with and into Fusion Merger Sub 1, LLC, a Delaware limited liability company (“Merger LLC”), immediately thereafter, with Merger LLC surviving (collectively, the “Combination”). Merger LLC is a direct wholly-owned subsidiary of Parent and is disregarded as an entity separate from Parent for U.S. federal income tax purposes. Merger Sub is a direct wholly-owned subsidiary of Merger LLC. Unless otherwise specified, capitalized terms used but not defined in this Opinion have the meanings ascribed to them in the Agreement and Plan of Merger dated as of November 12, 2024, by and among Parent, Merger Sub, Merger LLC, and the Company (including the exhibits, schedules, and other documents attached thereto, the “Merger Agreement”). This opinion (the “Opinion”) is being delivered in connection with the registration statement on Form S-4 filed by Parent with the Securities and Exchange Commission (the “SEC”) on December 13, 2024 (File No. 333-283779), as amended and supplemented through the date hereof (the “Registration Statement”). Unless otherwise indicated, all “Section” references herein are to the Internal Revenue Code of 1986, as amended.

Liberty Broadband Corporation

In rendering this Opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, together with the joint proxy statements/prospectus contained therein and the annexes and exhibits thereto, as amended and supplemented through the date hereof (collectively, the “Combination SEC Filings”); (ii) all other submissions to the SEC related to the Combination SEC Filings; (iii) the Transaction Documents (other than the GCI Divestiture Documents); and (iv) such other documents and information as we have deemed necessary or appropriate to render this Opinion. In addition, we have relied upon the accuracy and completeness of certain statements and representations made by the Company and Parent, including those set forth in letters dated as of the date hereof from officers of the Company and Parent (the “Reorganization Representation Letters”). For purposes of rendering this Opinion, we have assumed that such statements and representations are and will continue to be true, correct, and complete without regard to any qualification as to knowledge, belief, or otherwise and that each of the representations made in the future tense by the Company and Parent in the Reorganization Representation Letters will be true, correct, and complete at the time or times contemplated by such representation or certification. This Opinion assumes and is expressly conditioned on, among other things, the initial and continuing truth, correctness, and completeness of the facts, information, covenants, and representations set forth in the documents referred to above and the statements and representations made by the Company and Parent, including those set forth in the Reorganization Representation Letters, in each case through the effective date of the Combination. For purposes of this Opinion, we have not independently verified all of the facts, information, covenants, and representations set forth in the Reorganization Representation Letters, the Combination SEC Filings, or any other document. We have also assumed that the Combination and other transactions contemplated by the Transaction Documents will be consummated in the manner described in the Combination SEC Filings and the Transaction Documents and that none of the terms or conditions contained therein have been or will be waived or modified.

For purposes of this Opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and to perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Liberty Broadband Corporation

In rendering this Opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, pertinent judicial authorities, published opinions and administrative pronouncements of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in any of the authorities upon which this Opinion is based or any material change in the documents referred to above could affect our conclusions stated herein. Moreover, there can be no assurance that this Opinion will be accepted by the IRS or, if challenged, by a court.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Considerations of the Combination,” we are of the opinion that, for U.S. federal income tax purposes:

1.	The Combination will qualify as a “reorganization” within the meaning of Section 368(a).

2.
No gain or loss will be recognized by holders of Company Common Stock pursuant to the Combination (other than with respect to the receipt of GCI Spinco stock, cash received in lieu of fractional shares of GCI Spinco stock, cash received in lieu of Fractional Shares, or cash paid in respect of Dissenting Shares). Sections 354, 356.

3.
No gain or loss (other than gain or loss recognized on the receipt of or distribution of property other than Parent Capital Stock) will be recognized by the Company on the deemed exchange of its assets for Parent Capital Stock in the Combination. Section 361(a), (b).

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Liberty Broadband Corporation

Except as set forth above, we express no opinion or other views regarding the tax consequences of the Combination or any other transactions. This Opinion has been prepared in connection with the Combination and the Registration Statement and may not be relied upon for any other purpose without our prior written consent. In addition, this Opinion is being delivered prior to the consummation of the Combination and therefore is prospective and dependent on future events. No assurances can be given that future legislative, judicial, or administrative changes, on either a prospective or a retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this Opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, statement, representation, or assumption relied upon herein that becomes inaccurate or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and the use of our name under the heading “U.S. Federal Income Tax Considerations of the Combination” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP